Exhibit 99.3

Payoff Agreement

THIS PAYOFF AGREEMENT (the “Agreement”) is made and entered into as of this twenty-second day of November 2005, by and among David Brown (“Brown”), Quincy Investments Corp. (“Quincy”) and Naturade, Inc. (the “Company”).

WHEREAS, the Company desires that Quincy payoff certain liabilities of the Company related to David Brown under the Consulting Agreement between the Company and Brown dated October 1, 2005 in the amount of $100,000, (“Brown Consulting Agreement”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations herein contained, it is agreed as follows:

1.	All obligations due Brown by the Company under the Brown Consulting Agreement are hereby paid in full.

2.	The Company will issue Quincy 400,000 shares of Naturade Common Stock.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NATURADE, INC. By: /s/Stephen M. Kasprisin

Name: Stephen M. Kasprisin

Title: Chief Financial Officer

DAVID BROWN By: /s/David Brown

QUINCY INVESTMENTS CORP. By: /s/Peter Pocklington

Name: Peter Pocklington

Title: Chairman